EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements filed on Form S-8 (No. 33-40140 and No. 333-13061) pertaining to the American Medical Technologies, Inc. stock option plans of our report dated March 3, 2006, except as to Note 9, which is dated April 14, 2006, relating to the financial statements of American Medical Technologies, Inc. appearing in the Form 10-KSB for the year ended December 31, 2005.

Houston, Texas

April 17, 2006